SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 17, 2018

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	Identification Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Placement Agency Agreement

On May 17, 2018 Air Industries Group (the “Company”) entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $1,250,000 of the Company’s Subordinated Notes due May 31, 2019 (the “Notes”) to accredited investors (the “Offering”), together with a number of shares of  Common Stock equal to 30% of the amount invested divided by the closing price of the Common Stock on the trading day immediately preceding the date of purchase, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Common Stock sold in the Offering are sometimes collectively referred to in this report as the “Securities.”

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 4% of the gross proceeds of the Offering, payable at the Company’s option, in cash or additional notes and shares on the terms sold to subscribers.

Subscription Agreements

The Company has entered into subscription agreements with three accredited investors for the purchase of an aggregate of $1,200,0000 principal amount of Notes, together with a total of 215,062 shares of Common Stock, including $1,000,000 principal amount of Notes and 178,571 shares of Common Stock to be issued to Michael Taglich, and $100,000 principal amount of Notes and 17,857 shares of Common Stock to be issued to Robert Taglich, each of whom is a director and principal stockholder of the Company and a principal of Taglich Brothers, Inc.

Item 3.02 Sale of Unregistered Equity Securities.

On May 18, 2018 and May 21, 2018, the Company issued sold an aggregate principal amount of $1,200,000 of Notes, together with a total of 215,062 shares of Common Stock for a total purchase price of $1,200,000 to three accredited investors. Michael Taglich purchased $1,000,000 principal amount of Notes and 178,571 shares of Common Stock for a purchase price of $1,000,000 and Robert Taglich purchased $100,000 principal amount of Notes and 178,571 shares of Common Stock for a purchase price of $1,000,000. Seventy percent (70%) of the total purchase price for the Securities purchased by each investor has been allocated to the Notes with the remaining thirty percent (30%) allocated to the shares of Common Stock purchased. The number of shares purchased by Michael and Robert Taglich was calculated based upon $1.68, the closing price of the Common Stock on May 20, 2018, the trading day immediately preceding the date of purchase.

Interest on the Notes is payable on the outstanding principal amount thereof at the rate of one percent (1%) per month, payable monthly commencing June 30, 2018. Upon the occurrence and continuation of a failure to pay accrued interest, interest shall accrue and be payable on such amount at the rate of 1.25% per month; provided that upon the occurrence and continuation of a failure to timely pay the principal amount of the Note, interest shall accrue and be payable on such principal amount at the rate of 1.25% per month and shall no longer be payable on interest accrued but unpaid.

 For acting as placement agent of the Securities, Taglich Brothers, Inc. is entitled to a placement agent fee equal to 4% of the gross proceeds of the Offering, payable at the Company’s option, in cash or additional notes and shares of Common Stock on the terms sold to subscribers.

The Notes, as well as the shares of Common Stock, issued to the purchasers of the Securities and the placement agent, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and were endorsed with the customary Securities Act legend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Subordinated Note due May 31, 2019 (see Exhibit A to Exhibit 10.2).

10.1	Placement Agency Agreement with Taglich Brothers, Inc. dated May 17, 2018.

10.2	Form of Subscription Agreement for the Securities.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2018

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer